Exhibit (d)(3)

American Century Mutual Funds, Inc.

AMENDMENT NO. 2 TO RESTATED MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 2 TO RESTATED MANAGEMENT AGREEMENT (“Amendment”) is effective as of the 26th day of July, 2013, by and between AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the “Corporation”), and AMERICAN CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the “Investment Manager”).

WHEREAS, the Corporation and the Investment Manager are parties to a certain Restated Management Agreement effective as of August 1, 2011 and amended effective as of September 30, 2011 (“Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment to reflect the addition of a duly established new R6 class of shares for seven series and the elimination of B class of shares for three series.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:

1.     Amendment of Schedule A. Schedule A to the Agreement is hereby amended by deleting it in its entirety and inserting in lieu therefor the Schedule A attached hereto.

2.     Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

3.     Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective duly authorized officers to be effective as of the day and year first above written.

American Century Investment Management, Inc.	American Century Mutual Funds, Inc.

/s/ Otis H. Cowan	/s/ Charles A. Etherington
Otis H. Cowan Vice President	Charles A. Etherington Senior Vice President

American Century Mutual Funds, Inc.

Schedule A

Fee Schedules

		Fee Schedule by Class
Series	Investment Strategy Assets	Investor	Institu-tional	A	B	C	R	R6
Ultra Fund	First $2 billion	1.000%	0.800%	1.000%	n/a	1.000%	1.000%	0.650%
	Next $2 billion	0.995%	0.795%	0.995%	n/a	0.995%	0.995%	0.645%
	Next $2 billion	0.980%	0.780%	0.980%	n/a	0.980%	0.980%	0.630%
	Next $2 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	0.620%
	Next $2 billion	0.960%	0.760%	0.960%	n/a	0.960%	0.960%	0.610%
	Next $2 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	0.600%
	Next $2 billion	0.940%	0.740%	0.940%	n/a	0.940%	0.940%	0.590%
	Next $2 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	0.580%
	Next $2 billion	0.920%	0.720%	0.920%	n/a	0.920%	0.920%	0.570%
	Next $2 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	0.560%
	Next $5 billion	0.900%	0.700%	0.900%	n/a	0.900%	0.900%	0.550%
	Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	0.450%
Vista Fund	All Assets	1.000%	0.800%	1.000%	n/a	1.000%	1.000%	n/a
Heritage Fund	All Assets	1.000%	0.800%	1.000%	1.000%	1.000%	1.000%	0.650%
All Cap Growth Fund	All Assets	1.000%	0.800%	1.000%	n/a	1.000%	1.000%	n/a
New Opportunities Fund	First $250 million	1.500%	1.300%	1.500%	n/a	1.500%	1.500%	n/a
	Next $250 million	1.250%	1.050%	1.250%	n/a	1.250%	1.250%	n/a
	Next $250 million	1.150%	0.950%	1.150%	n/a	1.150%	1.150%	n/a
	Over $750 million	1.100%	0.900%	1.100%	n/a	1.100%	1.100%	n/a

American Century Mutual Funds, Inc.

Fee Schedule by Class
Series	Investment Strategy Assets	Investor	Institu-tional	A	B	C	R	R6

Growth Fund	First $2 billion	1.000%	0.800%	1.000%	n/a	1.000%	1.000%	0.650%
	Next $2 billion	0.995%	0.795%	0.995%	n/a	0.995%	0.995%	0.645%
	Next $2 billion	0.980%	0.780%	0.980%	n/a	0.980%	0.980%	0.630%
	Next $2 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	0.620%
	Next $2 billion	0.960%	0.760%	0.960%	n/a	0.960%	0.960%	0.610%
	Next $2 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	0.600%
	Next $2 billion	0.940%	0.740%	0.940%	n/a	0.940%	0.940%	0.590%
	Next $2 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	0.580%
	Next $2 billion	0.920%	0.720%	0.920%	n/a	0.920%	0.920%	0.570%
	Next $2 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	0.560%
	Next $5 billion	0.900%	0.700%	0.900%	n/a	0.900%	0.900%	0.550%
	Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	0.450%
Select Fund	First $2 billion	1.000%	0.800%	1.000%	n/a	1.000%	1.000%	0.650%
	Next $2 billion	0.995%	0.795%	0.995%	n/a	0.995%	0.995%	0.645%
	Next $2 billion	0.980%	0.780%	0.980%	n/a	0.980%	0.980%	0.630%
	Next $2 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	0.620%
	Next $2 billion	0.960%	0.760%	0.960%	n/a	0.960%	0.960%	0.610%
	Next $2 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	0.600%
	Next $2 billion	0.940%	0.740%	0.940%	n/a	0.940%	0.940%	0.590%
	Next $2 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	0.580%
	Next $2 billion	0.920%	0.720%	0.920%	n/a	0.920%	0.920%	0.570%
	Next $2 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	0.560%
	Next $5 billion	0.900%	0.700%	0.900%	n/a	0.900%	0.900%	0.550%
	Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	0.450%

American Century Mutual Funds, Inc.

Fee Schedule by Class
Series	Investment Strategy Assets	Investor	Institu-tional	A	B	C	R	R6

Focused Growth Fund	First $2 billion	1.000%	0.800%	1.000%	n/a	1.000%	1.000%	n/a
	Next $2 billion	0.995%	0.795%	0.995%	n/a	0.995%	0.995%	n/a
	Next $2 billion	0.980%	0.780%	0.980%	n/a	0.980%	0.980%	n/a
	Next $2 billion	0.970%	0.770%	0.970%	n/a	0.970%	0.970%	n/a
	Next $2 billion	0.960%	0.760%	0.960%	n/a	0.960%	0.960%	n/a
	Next $2 billion	0.950%	0.750%	0.950%	n/a	0.950%	0.950%	n/a
	Next $2 billion	0.940%	0.740%	0.940%	n/a	0.940%	0.940%	n/a
	Next $2 billion	0.930%	0.730%	0.930%	n/a	0.930%	0.930%	n/a
	Next $2 billion	0.920%	0.720%	0.920%	n/a	0.920%	0.920%	n/a
	Next $2 billion	0.910%	0.710%	0.910%	n/a	0.910%	0.910%	n/a
	Next $5 billion	0.900%	0.700%	0.900%	n/a	0.900%	0.900%	n/a
	Over $25 billion	0.800%	0.600%	0.800%	n/a	0.800%	0.800%	n/a
Small Cap Growth Fund	First $250 million	1.500%	1.300%	1.500%	1.500%	1.500%	1.500%	1.150%
	Next $250 million	1.250%	1.050%	1.250%	1.250%	1.250%	1.250%	0.900%
	Next $250 million	1.150%	0.950%	1.150%	1.150%	1.150%	1.150%	0.800%
	Over $750 million	1.100%	0.900%	1.100%	1.100%	1.100%	1.100%	0.750%
Veedot Fund	First $500 million	1.250%	1.050%	n/a	n/a	n/a	n/a	n/a
	Next $500 million	1.100%	0.900%	n/a	n/a	n/a	n/a	n/a
	Over $1 billion	1.000%	0.800%	n/a	n/a	n/a	n/a	n/a
Balanced Fund	First $1 billion	0.900%	0.700%	n/a	n/a	n/a	n/a	n/a
	Over $1 billion	0.800%	0.600%	n/a	n/a	n/a	n/a	n/a

American Century Mutual Funds, Inc.

		Fee Schedule by Class
Series	Investment Strategy Assets	Investor	Institu-tional	A	B	C	R	R6
Capital Value Fund	First $500 million	1.100%	0.900%	1.100%	n/a	n/a	n/a	n/a
	Next $500 million	1.000%	0.800%	1.000%	n/a	n/a	n/a	n/a
	Over $1 billion	0.900%	0.700%	0.900%	n/a	n/a	n/a	n/a
Fundamental Equity Fund	First $2 billion	1.000%	0.800%	1.000%	1.000%	1.000%	1.000%	n/a
	Next $2 billion	0.995%	0.795%	0.995%	0.995%	0.995%	0.995%	n/a
	Next $2 billion	0.980%	0.780%	0.980%	0.980%	0.980%	0.980%	n/a
	Next $2 billion	0.970%	0.770%	0.970%	0.970%	0.970%	0.970%	n/a
	Next $2 billion	0.960%	0.760%	0.960%	0.960%	0.960%	0.960%	n/a
	Next $2 billion	0.950%	0.750%	0.950%	0.950%	0.950%	0.950%	n/a
	Next $2 billion	0.940%	0.740%	0.940%	0.940%	0.940%	0.940%	n/a
	Next $2 billion	0.930%	0.730%	0.930%	0.930%	0.930%	0.930%	n/a
	Next $2 billion	0.920%	0.720%	0.920%	0.920%	0.920%	0.920%	n/a
	Next $2 billion	0.910%	0.710%	0.910%	0.910%	0.910%	0.910%	n/a
	Next $5 billion	0.900%	0.700%	0.900%	0.900%	0.900%	0.900%	n/a
	Over $25 billion	0.800%	0.600%	0.800%	0.800%	0.800%	0.800%	n/a

American Century Mutual Funds, Inc.

Fee Schedule by Class
Series	Investment Strategy Assets	Investor	Institu-tional	A	B	C	R	R6

NT Growth Fund	First $2 billion	n/a	0.800%	n/a	n/a	n/a	n/a	0.650%
	Next $2 billion	n/a	0.795%	n/a	n/a	n/a	n/a	0.645%
	Next $2 billion	n/a	0.780%	n/a	n/a	n/a	n/a	0.630%
	Next $2 billion	n/a	0.770%	n/a	n/a	n/a	n/a	0.620%
	Next $2 billion	n/a	0.760%	n/a	n/a	n/a	n/a	0.610%
	Next $2 billion	n/a	0.750%	n/a	n/a	n/a	n/a	0.600%
	Next $2 billion	n/a	0.740%	n/a	n/a	n/a	n/a	0.590%
	Next $2 billion	n/a	0.730%	n/a	n/a	n/a	n/a	0.580%
	Next $2 billion	n/a	0.720%	n/a	n/a	n/a	n/a	0.570%
	Next $2 billion	n/a	0.710%	n/a	n/a	n/a	n/a	0.560%
	Next $5 billion	n/a	0.700%	n/a	n/a	n/a	n/a	0.550%
	Over $25 billion	n/a	0.600%	n/a	n/a	n/a	n/a	0.450%
NT Vista Fund	All Assets	n/a	0.800%	n/a	n/a	n/a	n/a	0.650%